For period
ending
 January 31,
2017

Exhibit 77Q1
File number
811-8764




SUB-ADVISORY AGREEMENT

	Agreement dated as of January 9, 2017
between UBS Asset Management (Americas) Inc.
("UBS AM"), a Delaware corporation, and J.P.
Morgan Investment Management Inc. ("Sub-
Adviser"), a Delaware corporation (the
"Agreement").

RECITALS

(1)	UBS AM has entered into a Management
Agreement dated as of August 1, 2008
("Management Agreement"), with PACE(r) Select
Advisors Trust ("Trust"), an open-end
management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), with respect to PACE(r)
Global Fixed Income Investments (f/k/a PACE(r)
International Fixed Income Investments)
("Portfolio"); and

(2) 	UBS AM is authorized to retain one or more
sub-advisers to furnish certain investment advisory services to UBS AM and the Portfolio;

(3)	UBS AM desires to retain the Sub-Adviser to
furnish certain investment advisory services to UBS AM and the Portfolio or a designated portion of the assets ("Segment") of the Portfolio; and

(4)	The Sub-Adviser is willing to furnish such
services;

Now therefore, in consideration of the premises and mutual covenants herein contained, UBS AM and the Sub-Adviser agree as follows:

1.	Appointment.  UBS AM hereby appoints the
Sub-Adviser as an investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The
Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.	Duties as Sub-Adviser.

(a)	Subject to the supervision and direction of
the Trust's Board of Trustees (the "Board") and review by UBS AM, and any written guidelines adopted by the Board or UBS AM the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-
Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Portfolio or Segment. The
Sub-Adviser understands that the Portfolio's assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter
M of the Internal Revenue Code, as amended
("Code"). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolio's investment objective, policies and restrictions as stated in the Trust's currently effective registration statement under the 1940
Act, and any amendments or supplements
thereto ("Registration Statement").  The Sub-
Adviser, on each business day, shall provide UBS
AM and the Trust's custodian such information as UBS AM and the Trust's custodian may reasonably request relating to all transactions executed for the Portfolio or Segment.

UBS AM hereby designates and appoints the Sub-
Adviser as its and the Portfolio's limited purpose agent and attorney-in-fact, without further prior approval of UBS AM (except as expressly provided for herein or as may be required by law) to make and execute, in the name and on behalf of the Portfolio, all agreements, instruments and other documents and to take all such other action which the Sub-Adviser considers necessary or advisable to carry out its duties hereunder. By way of example and not by way of limitation, in connection with any purchase for the Portfolio or Segment of securities or instruments that are not registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), the Sub-
Adviser shall have the full power and authority, among other things, to: (i) commit to purchase such securities for the Portfolio on the terms and conditions under which such securities are offered; (ii) execute such account opening and other agreements, instruments and documents
(including, without limitation, purchase agreements, subscription documents, futures and options account agreements (including swaps addenda thereto), cleared derivative execution agreements, International Swaps and Derivatives
Association, Inc. master agreements and credit support annexes ("ISDAs") and other swap and derivative documents with brokers, dealers, futures commission merchants swap dealers and/or clearing houses as the Sub-Adviser shall select) and make such commitments, as may be required in connection with the purchase and sale of such securities or instruments; (iii) represent that the Portfolio is an "accredited investor" as defined in Rule 501 (a) of Regulation
D under the Securities Act and a "Qualified
Institutional Buyer" as defined in Rule 144A (a)
(1) (i) under the Securities Act; and (iv) commit that such securities will not be offered or sold by the Portfolio except in compliance with the registration requirements of the Securities Act or an exemption therefrom. UBS AM acknowledges and agrees that the Sub-Adviser will rely on representations, warranties and covenants made by UBS AM when entering into such agreements and when entering into derivatives transactions on behalf of the Portfolio, and, upon reasonable request by the Sub-Adviser, UBS AM will provide the Sub-Adviser with the representations, warranties and covenants that are required for such transactions. Subject to applicable law, including the custody requirements under the 1940 Act, the Sub-Adviser may, using such of the securities and other property in the Segment or the Portfolio as the Sub-Adviser deems necessary or desirable, direct the Portfolio's custodian to deposit for the Portfolio original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Adviser deems desirable or appropriate. This power-of-attorney is a continuing power-of-attorney and shall remain in full force and effect until revoked by UBS AM or the Trust in writing, but any such revocation shall not affect any transaction initiated prior to receipt by the Sub-Adviser of such notice.

When investing in non-US securities, the Sub-
Advisor is responsible for identifying and complying with all applicable laws and regulations of the jurisdiction in which the security is traded. The Sub-Advisor shall use the degree of care, diligence and skill that a reasonably prudent investment manager would exercise under the circumstances not to establish or add to existing positions in securities that are subject to any applicable foreign ownership limits or levels ("FOL'') at a time when it is reasonably foreseeable that such purchases will have to be sold due to FOL limits or levels applicable to the Sub-Adviser or, on a stand-alone basis, to the portion of the Portfolio managed by the Sub-
Adviser. Sub-Advisor represents that the Account will invest in fixed income securities and that there are no FOL applicable to fixed income securities in non-U.S. jurisdictions.

(b) 	The Sub-Adviser agrees that it will not
consult with any other sub-adviser ("Other Sub-
Adviser") for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or
(ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter except as permitted by the 1940 Act.

(c)	Unless otherwise instructed by UBS AM or
the Trust, the Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment in accordance with its proxy voting policy and procedures in effect from time to time. The Sub-
Adviser represents that it has adopted a written proxy voting policy that complies with the requirements of the 1940 Act and the Investment
Advisers Act of 1940, as amended ("Advisers
Act") ("Proxy Voting Policy"). The parties agree that the Sub-Adviser's obligation under this sub-paragraph to vote proxies is subject to the fulfillment of the condition that the Proxy Voting
Policy is acceptable to the Board.  The Sub-
Adviser shall also provide its Proxy Voting Policy, and if requested by UBS AM, a summary of such Proxy Voting Policy for inclusion in the Trust's registration statement, and will provide UBS AM with any material amendment to the Proxy
Voting Policy within a reasonable time after such amendment has taken effect. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d) 	The Sub-Adviser agrees that upon the
request of UBS AM or the Board, Sub-Adviser shall provide reasonable assistance to the Portfolio's custodian in the exercise of the rights incident to the securities held by the Portfolio or Segment in the context of a bankruptcy or other reorganization. The Sub-Adviser further agrees that it will keep UBS AM fully informed about any such actions that it intends to take.

(e)	The Sub-Adviser agrees that it will place
orders with brokers in accordance with its best execution policies, taking into account best price as an important factor in this decision, provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-
Adviser's determination in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS AM or the Sub-
Adviser, the Trust's principal underwriter, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account. UBS AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

       Subject to the Sub-Adviser's obligations to seek best execution, UBS AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate (including affiliated
FCMs) of the Sub-Adviser (the "Affiliated Broker-
Dealers") so long as such transactions are effected in conformity with the requirements
(including any applicable exemptions and administrative interpretations set forth in Part 2A of the Sub-Adviser's Form ADV Registration
Statement on file with the Securities and Exchange Commission ("Form ADV")) of Section
11(a)(1)(H) of the Securities Exchange Act of 1934
(the "1934 Act"), and in compliance with Rules
17e-1 or 10f-3 under the 1940 Act or other applicable rules and the Trust's policies and procedures thereunder. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS AM, the Portfolio or the Trust.
In the event Sub-Adviser becomes affiliated (as deemed under the federal securities laws) with a broker-dealer during the term of this Agreement, Sub-Adviser shall obtain the approval of the Trust's Board of Trustees prior to commencement of transactions with such broker-dealer on behalf of the Portfolio or the Trust.

       UBS AM further authorizes the Sub-
Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the "Cross
Transactions") on behalf of the Portfolio and the Trust. Cross Transactions are transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross
Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. As such, the Sub-Adviser believes that Cross Transactions can provide meaningful benefits for the Portfolio and the Trust and its clients generally. UBS AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-
Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. Sub-Adviser shall effect such
Cross Transactions in compliance with Rule
206(3)-2 under the Advisers Act, Rule 17a-7 under the 1940 Act, and any other applicable provisions of the federal securities laws and shall provide UBS AM with periodic reports describing such Cross Transactions. UBS AM understands that the authority of the Sub-Adviser to execute
Cross Transactions for the Portfolio is terminable at will without penalty, effective upon receipt by the Sub-Adviser of written notice from UBS AM, and that the failure to terminate such authorization will result in its continuation.

       UBS AM hereby acknowledges receipt of
the current best execution policy of the Sub-
Adviser's London branch and, subject to the requirements of U.S. law, consents to the Sub-
Adviser following such policy or any other manner for seeking best execution. In addition, UBS AM agrees that the Sub-Adviser may execute trades in markets that are not "regulated markets" as that term is defined in the "Markets in Financial Instruments Directive" and may utilize a multilateral trading facility.

(f)	The Sub-Adviser shall maintain separate
detailed records of all matters pertaining to the Portfolio or Segment, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request; provided, however, that Sub-
Adviser may retain copies of such records to the extent necessary to comply with applicable law or regulation or the Sub-Adviser's document retention policies. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule
31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940
Act, and will furnish the Board and UBS AM with such periodic and special reports as the Board or UBS AM may request.

(g)	At such times as shall be reasonably
requested by the Board or UBS AM, the Sub-
Adviser will provide the Board and UBS AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS AM any economic, statistical and investment services that the Sub-Adviser normally makes available to its discretionary investment management customers.

(h)	In accordance with procedures adopted by
the Board, as amended from time to time, the Sub-Adviser is responsible for assisting the Board and UBS AM in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to assist the Portfolio's custodian in obtaining sources (independent of the Sub-Adviser) for the provision of a price or prices for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

(i) In the event there is not sufficient cash or other monies in the Portfolio's custody account to settle a transaction, and to the extent such a shortfall is attributable to the actions of UBS AM or the Portfolio, UBS AM agrees that the Portfolio shall bear any charges incurred by the Portfolio related to overdraft charges, trading costs, buy-in fees or any other costs associated with settlement failures.

The Sub-Adviser also will provide such
information or perform such additional acts as are customarily performed by a Sub-Adviser and may be required for the Trust or UBS AM to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act, and any rule or regulation thereunder.

3.	Further Duties.  In all matters relating to the
performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trust's
Trust Instrument, By-Laws and Registration
Statement, the Trust's policies and procedures for compliance by the Trust with the Federal
Securities Laws (as that term is defined in Rule
38a-1 under the 1940 Act) provided to the Sub-
Adviser (together, the "Trust Compliance
Procedures") and with the written instructions and written directions of the Board and UBS AM, and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio. UBS AM agrees to provide to the Sub-Adviser copies of the Trust's Trust
Instrument, By-Laws, Registration Statement,
Trust's Compliance Procedures, written
instructions and directions of the Board and UBS
AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available. UBS AM further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with UBS AM.

In order to assist the Trust and the Trust's Chief
Compliance Officer (the "Trust CCO") to satisfy the requirements contained in Rule 38a-1 under the 1940 Act, the Sub-Adviser shall provide to the Trust CCO: (i) direct access to the Sub-Adviser's chief compliance officer and/or other senior compliance personnel, as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the Sub-Adviser has complied with the Trust
Compliance Procedures in managing the Portfolio or Segment; and (iii) quarterly certifications that there were no Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures that related to the Sub-Adviser's management of the Portfolio or Segment.

The Sub-Adviser represents and warrants that it shall maintain a compliance program in accordance with Rule 206(4)-7 under the Advisers
Act ("Sub-Adviser Compliance Program") and shall promptly provide the Trust CCO with copies of: (i) the Sub-Adviser's Compliance Program, and
(ii) any material changes to the Sub-Adviser
Compliance Program. The Sub-Adviser shall cooperate fully with the Trust CCO so as to facilitate the Trust CCO's performance of the Trust CCO's responsibilities under Rule 38a-1 to review, evaluate and report to the Board on the operation of the Sub-Adviser Compliance
Program, and shall promptly report to the Trust
CCO any material violations of  the Sub-Adviser
Compliance Program involving the Portfolio or Segment. The Sub-Adviser shall provide to the Trust CCO: (i) quarterly reports confirming the Sub-Adviser's compliance with the Sub-Adviser
Compliance Program in managing the Portfolio or Segment, and (ii) certifications that there were no material violations of the Sub-Adviser Compliance
Program involving the Sub-Adviser that affected the Portfolio or Segment. At least annually, the Sub-Adviser shall provide a certification to the Trust CCO to the effect that the Sub-Adviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Adviser with any applicable Federal Securities Laws, subject to such interpretations as may be contained in the Trust Compliance Procedures.

The Sub-Adviser will promptly provide UBS AM with information (including information that is required to be disclosed in the Trust's registration statement) with respect to the portfolio managers responsible for the Portfolio or Segment and any changes in the portfolio managers responsible for the Portfolio or Segment.

To the extent permitted by law, regulation or regulatory requirement, the Sub-Adviser will promptly notify UBS AM of any pending investigation, material litigation, administrative proceeding or any other significant regulatory inquiry.

The Sub-Adviser will cooperate promptly and fully with UBS AM and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Portfolio or UBS AM brought by any governmental or regulatory authorities having appropriate jurisdiction
(including, but not limited to, the Securities and Exchange Commission ("SEC")).

4.	Expenses.  During the term of this
Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS AM, except as otherwise specifically provided herein.

       Upon request by UBS AM, Sub-Adviser
agrees to reimburse UBS AM or the Trust for the costs of generating and distributing any amended Registration Statement (as defined herein) if such amended Registration Statement was required because the Sub-Adviser had been given a copy of a draft of prior Registration
Statement and failed to promptly disclose to UBS
AM facts then known to the Sub-Adviser or its personnel that would require disclosure (or amendments to disclosure) in the prior
Registration Statement in time for such disclosure or amendments to disclosure to be included in such prior Registration Statement. The Sub-
Adviser shall bear all reasonable expenses of the Trust, if any, arising out of an assignment of this Agreement or a change in control of the Sub-
Adviser.

5.	Compensation.

(a)	For the services provided and the expenses
assumed by the Sub-Adviser pursuant to this Agreement, UBS AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of % of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management
Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Adviser's Segment.

(b)	The fee shall be accrued daily and payable
monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c)	For those periods in which UBS AM has
agreed to waive all or a portion of its
management fee, UBS AM may ask the Sub-
Adviser to waive the same proportion of its fee, but the Sub-Adviser is under no obligation to do so.

(d)	If this Agreement becomes effective or
terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6. Limitation of Liability.

(a) 	The Sub-Adviser shall not be liable for any
error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b)	In no event will the Sub-Adviser have any
responsibility under this Agreement for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio. In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolio's being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolio's failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code, unless such violation was due to the Sub-Adviser's failure to comply with written guidelines adopted by the Board or UBS AM and provided to the Sub-Adviser.

(c) 	Under no circumstances shall either party to
this Agreement be liable for any special, consequential or indirect damages.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7.	Representations of Sub-Adviser.  The Sub-
Adviser represents, warrants and agrees as follows:

(a)	The Sub-Adviser (i) is registered as an
investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The Sub-Adviser has adopted a written code
of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide UBS AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-
Adviser shall certify to UBS AM that the Sub-
Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-
Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of UBS AM, with respect to violations of the Sub-Adviser's code of ethics affecting the Portfolio or Segment, the Sub-Adviser shall permit UBS AM, its employees or its agents to examine the reports (or summaries of reports) required to be made by the Sub-Adviser pursuant to Rule 17j-1(c)(1) evidencing enforcement of the Sub-Adviser's code of ethics.

(c)	The Sub-Adviser has provided UBS AM with a
copy of its Form ADV, as most recently filed with the SEC, and promptly will furnish a copy of all amendments to UBS AM at least annually.

(d)	The Sub-Adviser will notify UBS AM of any
change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-
Adviser, in each case prior to or as soon after such change as possible.

(e)	The Sub-Adviser agrees that it will not in any
way refer directly to its relationship with the Trust, the Portfolio, UBS AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS AM.

(f)	The Sub-Adviser hereby represents that it
has implemented policies and procedures that will prevent the disclosure by it, its employees or its agents of the Trust's portfolio holdings to any person or entity other than UBS AM, the Trust's custodian, or other persons expressly designated by UBS AM. The Sub-Adviser further represents that it implemented policies and procedures to prevent it, its employees and agents from trading on the basis of any material non-public information provided by UBS AM, the Trust, their affiliates or agents. UBS AM acknowledges that the Sub-Adviser manages other accounts, which may include other mutual funds, that follow the same investment strategy as the Portfolio and that those other accounts may have different portfolio holdings disclosure policies. The Sub-
Adviser hereby represents that any such
disclosure by Sub-Adviser does not and will not indicate that the Portfolio follows the same strategy.

(g)	the Sub-Adviser hereby represents, warrants
and agrees that: (1) it is registered with the Commodity Futures Trading Commission (the
"CFTC") as a commodity trading advisor and is a member of the National Futures Association (the
"NFA") if required in light of the nature of its activities, and will continue to be so registered, if required, for so long as this Agreement remains in effect; (2) it will comply with the Commodity
Exchange Act (the "CEA") and the rules of the CFTC and the NFA to the extent applicable; and
(3) it will provide the information reasonably required by UBS AM to fulfill any disclosure and reporting obligations of UBS AM with respect to the Portfolio under the CEA and the rules of the CFTC and the NFA.

(h)	The Sub-Adviser hereby represents and
warrants that it has (i) a sanctions policy in place
and communicated to all employees and (ii)
adequate sanctions compliance controls
reasonably designed to ensure compliance with
sanctions legally applicable to the Sub-Adviser in
the jurisdictions in which Sub-Adviser is located
or does business. In the U.S., such sanctions
include those administered and enforced by the
U.S. Department of the Treasury's Office of
Foreign Assets Control and any other related U.S.
laws and regulatory requirements (the "U.S.
Sanctions").   The Sub-Adviser further represents
and warrants that (i) it will not undertake
investments or engage in activity that involves
either directly or indirectly countries, regimes,
jurisdictions or sanctioned parties (individuals /
entities) subject to prohibitions of the U.S.
Sanctions or listed on the Specially Designated
Nationals ("SDN") list or other legally applicable
sanctions lists; and (ii) will not invest in securities
/ issuers mentioned on the "Sanctions Securities
List (SSSL)"  and the list of "Companies Verifiably
Involved in Controversial Weapons (Ethix List)"
provided by UBS and updated from time to time.
The SSSL and the Ethix List are collectively for the
purpose of this Agreement called the "UBS AM
Sanctions Lists." Any revised UBS AM Sanctions
Lists shall become effective only upon Sub-
Adviser's receipt of such revised UBS AM
Sanctions Lists and Sub-Adviser is provided a
reasonable time to input such revised UBS AM
Sanctions Lists into its trading systems.   The Sub-
Adviser shall be permitted to rely on the most recent UBS AM Sanctions Lists received by it from UBS AM. UBS AM and the Trust agree that the Sub-Adviser may rely on the UBS AM Sanctions
Lists without independent verification of their accuracy at any time.}}

8.	Services Not Exclusive.  UBS AM
acknowledges that the Sub-Adviser and its affiliates ("JPMorgan Chase") perform investment advisory services for various clients. UBS AM acknowledges that Sub-Adviser, JPMorgan Chase and its or their directors, officers, agents, and/or employees may render similar or differing investment advisory services to clients and may give advice or exercise investment responsibility and take such other action with respect to any of its other clients that differs from the advice given or the price, timing or nature of action taken with respect to another client, group of clients or the Portfolio. It is the Sub-Adviser's policy, to the extent practicable, to allocate, within its reasonable discretion, investment opportunities among clients over a period of time on a fair and equitable basis. One or more of Sub-Adviser's other client accounts may at any time hold, acquire, increase, decrease, dispose, or otherwise deal with positions in investments in which another client account may have an interest from time-to-time. UBS AM agrees that Sub-Adviser shall not have any obligations to purchase or sell, or to recommend for purchase or sale, for the Portfolio any security that JPMorgan Chase, its principals or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the opinion of Sub-Adviser such transaction or investment appears unsuitable, impractical or undesirable for the Portfolio. UBS AM agrees that JPMorgan Chase may make different investment decisions with respect to each of its clients or for its own account, and that such fact shall not be relied upon by UBS AM or the Portfolio or any of their agents or representatives as evidence of a breach of Sub-Adviser's duties hereunder.

9.	Duration and Termination.

(a)	This Agreement shall become effective upon
the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio's outstanding voting securities, unless
UBS AM has authority to enter into this
Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolio's outstanding voting securities.

(b)	Unless sooner terminated as provided herein,
this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio.

(c)	Notwithstanding the foregoing, this
Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This
Agreement may also be terminated, without the payment of any penalty, by UBS AM; (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement; or (iii) immediately if, in the reasonable judgment of UBS AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub- Adviser or other circumstances that could adversely affect the Portfolio. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS
AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Investment Advisory
Agreement, as it relates to this Portfolio.

10.	Amendment of this Agreement.  No
provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (ii) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolio's outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

11.	Governing Law.  This Agreement shall be
construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.
To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.	Confidentiality.

(a) The Sub-Adviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio and its prior, present or potential shareholders. The Sub-Adviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except after prior notification to and approval in writing by the Portfolio or if such disclosure is expressly required or requested by applicable federal or state or other regulatory authorities.

(b) UBS AM and the Portfolio will treat as proprietary and confidential any information regarding the Sub-Adviser acquired in consequence of this Agreement except for information required to be provided to service providers to the Portfolio or if required or requested by federal, state or other regulatory authorities. Subject to the last two sentences of
Section 7(f), the Trust's portfolio holdings shall be considered confidential information belonging to
UBS AM and the Portfolio.

(c) The obligations under sub-sections (a) and (b) above do not apply to information that the party receiving the information ("Receiving Party") can show: (a) was in its possession prior to the date of the disclosure by the party disclosing the information ("Disclosing Party"); (b) was obtained by Receiving Party after the date of this Agreement from a third party who is not known by Receiving Party to be under any obligation of confidentiality with respect to such information;
(c) became generally available to the trade, or to the public, based on existing records or through sources other than Receiving Party; or (d) was developed at any time by Receiving Party independent of information or materials disclosed by the Disclosing Party to Receiving
Party.

(d) Notwithstanding the provisions of 12(a), to the extent that any market counterparty with whom the Sub-Adviser deals requires information relating to the Portfolio or the Segment (including, but not limited to, the identity of UBS AM or the Portfolio and market value of the Portfolio or the Segment), the Sub-Adviser shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Portfolio or the Segment in accordance with the terms of this Agreement, provided that such market counterparty acts in accordance with the rules and regulations applicable to it in dealing with such information.

13.	Use of Name.

(a)  It is understood that the names UBS and
PACE or any derivative thereof or logo associated with that name is the valuable property of UBS
AM and/or its affiliates, and that Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of UBS AM and only so long as UBS AM is Manager to the Trust and/or the Portfolio.

(b)  It is understood that the name J.P. Morgan
Investment Management Inc., J.P. Morgan Asset
Management, or JPMorgan Chase & Co. or any derivative thereof or logo associated with those names, are the valuable property of the Sub-
Adviser and its affiliates and that the Trust and/or the Portfolio have the right to use such names (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is a Sub-Adviser to the Portfolio. Upon termination of this Agreement, the Trust shall forthwith cease to use such names (or derivatives or logo).

14.  Delegation to Third Parties. Except where
prohibited by applicable law or regulation, the
Sub-Adviser may delegate or may employ an
affiliate or other third party to perform any
accounting, administrative, reporting and
ancillary services required to enable the Sub-
Adviser to perform its functions under this
Agreement, but the Sub-Adviser's liability to UBS
AM or the Portfolio shall not be affected thereby.
Notwithstanding any other provision of the
Agreement, the Sub-Adviser may provide
information about UBS AM and the Portfolio or
Segment to any such affiliate or other third party
for the purposes of this paragraph, provided that
such affiliate or other third party has a duty to
keep non-public information received from the
Sub-Adviser confidential.   The Sub-Adviser will
act in good faith and with due diligence in the selection, use and monitoring of third parties and shall be solely responsible for any loss, mistake, negligence or misconduct caused by such third party. Under no circumstances shall this section be interpreted as authorizing any third party to provide investment management services to the Portfolio.

15. 	Anti Money Laundering.  UBS AM shall
provide any document or information to the Sub-
Adviser that the Sub-Adviser may reasonably request in order for it to comply with its own anti money laundering obligations.}

16.	Miscellaneous.  The captions in this
Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.

17.	Notices.  Any notice herein required is to be
in writing and is deemed to have been given to the Sub-Adviser or UBS AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to UBS AM will be sent to the attention of: General Counsel, UBS Asset Management
(Americas) Inc., 1285 Avenue of the Americas,
New York, NY  10019.  All notices provided to the
Sub-Adviser will be sent to the attention of:  J.P.
Morgan Investment Management, Inc., 270 Park
Avenue-22nd Fl., New York, NY 10017, Attention:
Scott Moritz.


In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                          			UBS Asset Management (Americas) Inc.
                                  		1285 Avenue of the Americas
Attest:                           		New York, NY 10019


By: /s/Eric Sanders            	By: /s/Gina Toth
Name:  	Eric Sanders		Name:  Gina Toth
Title:	Director 		Title:  Executive Director


				JP Morgan Investment Management Inc.
				270 Park Avenue
				New York, NY 10017-2014



Attest:


By: /s/Danielle K. Azua	              By: /s/Scott Moritz
Name:  Danielle K. Azua		Name:  Scott Moritz
Title:	Vice President 		Title:  Vice President







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